Exhibit 23.1
Consent of McGladrey & Pullen, LLP
We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-129892, 333-141039, 333-123865, 333-133780 and Form S-8 No. 333-123769) of Franklin Bank Corp. of our report dated February 21, 2007, relating to our audit of the financial statements of The First National Bank of Bryan as of and for the year ended December 31, 2006, included in this Current Report on Form 8-K/A.
/s/ McGladrey & Pullen, LLP

Dallas, Texas
August 9, 2007